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                                                                    EXHIBIT 10.2


                                December 31, 1999


Anadarko Petroleum Corporation
17001 Northchase Dr.
Houston, Texas 77060

Attn: Mr. James J. Ward, Jr.

                  Re: Amendments to: (i) Purchase, Sale and Exchange Agreement dated as of December 17, 1999, between EXCO Resources, Inc., as Seller, and Anadarko Petroleum Corporation ("Anadarko"), as Buyer (the "EXCO PSA") and (ii) Purchase and Sale Agreement dated December 17, 1999 between Venus Exploration, Inc., as Seller, and Anadarko as Buyer (the "Venus PSA")

Gentlemen:

         By the EXCO PSA and Venus PSA (collectively the "Agreements"), EXCO Resources, Inc. ("EXCO") and Venus Exploration, Inc. ("Venus") agreed to sell to Anadarko certain properties located in Jackson Parish, Louisiana. Reference to the Agreements is hereby made for all purposes. Unless otherwise stated, words beginning with capital letters in this Agreement shall have the same meaning ascribed thereto in the Agreements. The Closing Date specified in the Agreements is December 31, 1999. Because of potential problems in arranging for the wire transfer of money as a result of the "Y2K" phenomenon, and other matters, EXCO, Venus and Anadarko have concluded that it is in everyone's best interest to modify the closing as set forth below, including deferring the actual cash transfer of the adjusted Purchase Price until a few days after the first of January, 2000 as set forth hereinbelow. Such deferral necessitates an amendment to the Agreements. This letter, when accepted by you in the manner hereinafter set forth, shall constitute the agreement of EXCO, Venus and Anadarko to amend the Agreements as follows:

         1. The method and date of Closing as set forth in the Agreements is hereby changed as follows:

                  1.1 On December 31, 1999, the following documents (the "Escrow Documents") which are contemplated by the Agreements, will be fully executed and delivered to American Escrow Company:

                           (1)      The Assignment and Bill of Sale attached as:
                                    (a) Exhibit D to the EXCO PSA, (b) Exhibit B to the Venus PSA, and (c) Exhibit D to the Exchange Agreement between Anadarko and EXCO;

                           (2) The escrow agreement attached hereto as Addendum "A" (the "Escrow Agreement");


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Mr. James J. Ward, Jr.
December 31, 1999
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                           (3)      The letters-in-lieu of transfer orders
                                    described in the Agreements;

                           (4)      The affidavit of non-foreign status
                                    contemplated by the Agreements;

                           (5) The Exchange Agreement between Anadarko and EXCO; and

                           (6) The Assignment and Bill of Sale conveying from EXUS Energy LLC ("EXUS") to EXCO and Venus the properties subject to the Agreements.

                  1.2 Provided that all of the conditions to payment set forth in the Escrow Agreement and the Agreements have been satisfied, on January 6, 2000 (the "Initial Escrow Payment Date"), Anadarko will make the payment of the Purchase Price adjusted as provided for in the Agreements as follows, which payments, subject to the next sentence of this section, shall not be less than:

                           (a) $16,848,307 under the EXCO PSA ("Initial EXCO PSA Payment"); and

                           (b) $17,104,571 under the Venus PSA ("Initial Venus PSA Payment", collectively the "Initial Escrow Payment").

                           Title defects which may be cured by obtaining a corrective assignment from Apache representing a Title Defect Amount of $919,188 as to the EXCO Assets and $887,710 as to the Venus Assets is anticipated to be received by Anadarko prior to the Initial Escrow Payment Date. In the event such assignment is not received, then the Initial EXCO PSA Payment shall be reduced by $919,188 and the Initial Venus PSA Agreement shall be reduced by $887,710.

                  A. Payments attributable to the EXCO PSA shall be made to Texas Escrow Company, Inc. to the following account:

                                    Bank One Texas
                                    ABA No. 111000614
                                    For Credit to Texas Escrow Company, Inc.
                                    Account No. 189 234 8820
                                    Re: GF No. 99S12314 SJ1E
                                    Notify Holly Garfield at (214) 855-8837

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Mr. James J. Ward, Jr.
December 31, 1999
Page 3


                  B. Payments attributable to the Venus PSA shall be made to American Escrow Company to the following account:

                                    Bank One Dallas, Texas
                                    ABA No. 111000614
                                    For Credit to American Escrow Company
                                    Account No. 1825159336
                                    Re: GF No. 99S13498 SJ1
                                    Notify Melissa Garfield at (214) 855-8862

Distributions of the Initial Escrow Payment and any subsequent payments from Anadarko by Texas Escrow Company, Inc. and American Escrow Company shall be made as set forth in the Escrow Agreement.

         2. Section 3.5 of each of the Agreements provides that Buyer (Anadarko) may elect to treat unsatisfied consent requirements and preferential purchase right requirements as Title Defects by giving Seller (EXCO and Venus) notice of such treatment no later than one business day prior to the Closing Date. Section
                  3.5 of the Agreements is hereby amended to permit Buyer to treat such unsatisfied consent and preferential purchase rights as Title Defects by giving Seller notice no later than January 5, 2000, at 5:00 p.m. In the event (i) Anadarko treats unsatisfied consent requirements and/or preferential purchase right requirements as a Title Defect; (ii) makes adjustments to the Purchase Price on account thereof; (iii) such consent requirements remain unsatisfied as of March 31, 2000; and (iv) Anadarko does not waive all or any portion of such unsatisfied consent requirements and/or preferential purchase rights by making additional payments attributable to EXCO's Assets to Texas Escrow Company, Inc. and additional payments attributable to Venus' Assets to American Escrow Company in an amount equal to the adjustments to the Purchase Price made on account thereof, then and in such event, Anadarko agrees that it shall reconvey unto EXCO and Venus, all of the Assets attributable to such unsatisfied consent requirements, effective as of October 1, 1999. In the event of such reconveyance, the parties shall make adjustment of the type contemplated by the Agreements as if such Property had never been conveyed to Anadarko with EXCO and Venus being: (a) responsible for all reasonable costs and expenses of every nature incurred by Anadarko arising out of or related to the reconveyed Property; and (b) entitled to net proceeds attributable to production from the reconveyed Property received by Anadarko. As Title Defects with respect to a Property are cured to Anadarko's satisfaction, Anadarko shall make additional payments to the escrow account which are equal to the Title Defect Amount for which Anadarko received a reduction in the Purchase Price.


         3. Notwithstanding anything contained in the Agreements to the contrary, upon receipt of the Assignment and Bill of Sale as to a particular property, Anadarko, its


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Mr. James J. Ward, Jr.
December 31, 1999
Page 4



                  successors and assigns, shall not thereafter be required to obtain from EXUS, EXCO, Venus or their successors or assigns any consent to assign any of the Properties or interests described in such Assignment and Bill of Sale.

         4. EXCO, Venus and Anadarko have reached an agreement regarding Title Defect Amount attributable to the Properties. The total Title Defect Amount under both of the Agreements is $5,414,020. The allocation of the Title Defect Amount amongst the Properties and the Agreements is set forth on Addendum "B" hereto. EXCO and Venus shall have the right to cure the Title Defects which comprise the Title Defect Amount for a period up to and including March 31, 2000. If the total Title Defect Amount still outstanding as of March 31, 2000 is less than the Title Defect Amount set forth on Addendum "B" hereto but is equal to or greater than at least $300,000.00, and Anadarko shall have reduced the initial payment to the escrow agent by at least $300,000, then Anadarko shall, except for Title Defect Amounts for Property it reconveys to EXCO or Venus, pay to EXCO and Venus, in equal proportions, the difference between the Title Defect Amount set forth on Addendum "B" hereto and the Title Defect Amount outstanding as of March 31, 2000. If the total Title Defect Amount still outstanding as of March 31, 2000 is less than $300,000.00, and Anadarko shall have reduced the initial payment to the escrow agent by $300,000, then Anadarko shall, except for Title Defect Amounts for Property it reconveys to EXCO or Venus, pay to EXCO and Venus the entire Title Defect Amount.

         5. Title Defect number 108 described on Addendum "B" hereto pertains to the drilling and production unit known as the "Lower Cotton Valley Reservoir A SUA", or "LCV RA SUA". Such unit includes the Davis Bros. H-1 and K-1 wells. In the event the Title Defect set forth on Addendum "B" hereto which pertains to such unit is cured prior to March 31, 1999 by obtaining a lease or a ratification of a lease from mineral owners in such unit, any payments made to such mineral owners by Anadarko in order to secure such lease or ratification shall be added to the Title Defect Amount in determining whether the Title Defect Amount is lesser or greater than $300,000 pursuant to paragraph 4, above.


         6. All representations, warranties and covenants of the Parties and other conditions set forth in the Agreements as being applicable on or extending through the Closing Date shall be applicable as of the Initial Escrow Payment Date.


         7. Operation of the properties shall be transferred to Buyer at 1:00 p.m. on December 31, 1999, and Anadarko shall assume risk of loss to the Properties attributable to its operations commencing with its assumption of operations. Anadarko agrees to defend, indemnify and hold harmless Venus and EXCO from all Liabilities arising

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Mr. James J. Ward, Jr.
December 31, 1999
Page 5


                  out of or related to operations conducted by Anadarko on the Properties including, without limitation, Liabilities attributable to operations on the Louisiana Minerals 15-1 Alternate well.

         8. The number of days after the Closing Date in which Seller shall provide a statement to Buyer, as set forth in Section 8.4(b) of the Agreements, setting forth the final calculation of the Adjusted Purchase Price shall be 90 days, instead of 60 days, and the parties shall undertake to agree on the final statement within 180 days after the Closing Date, instead of 150 days after the Closing Date.

         9. The place of Closing as set forth in Section 8.1(a) of the Agreements shall be Anadarko's office at 17001 Northchase Drive, Houston, Texas.

         10. Sections 9.1 and 9.2 of the Agreements shall be deleted in their entirety and the following substituted in lieu thereof:

                  Section 9.1 Termination

                        This Agreement may be terminated at any time prior to
                  the Initial Escrow Payment Date if either party has failed to perform or observe in any material respect its covenants and agreements hereunder. In the event this Agreement terminates because a party has failed to perform or observe in any material respect any of its agreements or covenants contained herein which are to be performed at or prior to the Initial Escrow Payment Date, then the other party shall be entitled to all remedies available at law or in equity and shall be entitled to recover attorneys' fees in addition to any other relief to which such party may be entitled.

         11. Except as amended hereby, the Agreements shall remain in full force and effect in accordance with their original terms.


         If the foregoing correctly sets forth your understanding of our agreement, please indicate your acceptance hereof by executing three copies of this agreement in the space provided below and by returning two copies to the undersigned at the address set forth above.

                                                     EXCO Resources, Inc.





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Mr. James J. Ward, Jr.
December 31, 1999
Page 6



                                                     By: /s/ T. W. EUBANK
                                                         -----------------------
                                                         T. W. Eubank, President


Accepted and agreed to this 31st
day of December, 1999.

Venus Exploration, Inc.



By: /s/ JOHN Y. AMES
    ----------------
    John Y. Ames, President



Accepted and agreed to this 31st
day of December, 1999.

Anadarko Petroleum Corporation



By: /s/ BRUCE H. STOVER
    -------------------
    Bruce H. Stover, Vice President
    Worldwide Business Development


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Mr. James J. Ward, Jr.
December 31, 1999
Page 7


                                LIST OF ADDENDUMS


         ADDENDUM A         ESCROW  AGREEMENT FOR CLOSING FUNDS
                            AND CLOSING DOCUMENTS

         ADDENDUM B         EXCO RESOURCES, INC. AND ANADARKO
                            PETROLEUM CORPORATION'S AGREED TO
                            TITLE DEFECTS


Addendums for this Exhibit 10.2 have not been filed herewith. These addendums will be filed if requested by the Securities and Exchange Commission.